UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) December 30, 2009

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2009, So Act Network, Inc (the “Company”) entered into a sponsorship advertising agreement (the “SAA Agreement”) with Creative Licensing, Inc. (“CLI”).  Pursuant to the Agreement, CLI has agreed to provide advertising for the Company under the category “Sponsored By” status throughout CLI's 2010 global program ‘Recreating a Legend’ Season One.

Furthermore, in consideration for the Agreement, the Company shall issue to CLI 500,000 shares of the Company’s restricted common stock in exchange for CLI’s one-year advertising for the Company under the category “Sponsored By” status throughout CLI's 2010 global program ‘Recreating a Legend’ Season One.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.1.

On December 31, 2009, So Act Network, Inc (the “Company”) entered into a consulting agreement (the “Consult Agreement”) with Roy Sciacca (“Sciacca”).  Pursuant to the Agreement, Sciacca has agreed to assist the Company with marketing and promotion of the Company to the music and television entertainment market, use his significant global experience in the entertainment industry to establish contacts for the Company, use his experience with Quepasa (cross-over to the television world) to help the Company establish links to substantial foreign markets in the Latin Social Networking, music and television communities and assist the Company with its cross over into the entertainment world and adoption by a large audience of the Company’s style of social/business networking.

Furthermore, in consideration for the Agreement, the Company shall issue to Sciacca 500,000 shares of the Company’s restricted common stock in exchange for Sciacca’s extensive consulting for the Company to help the Company substantially penetrate the entertainment markets.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the CLI and Sciacca Agreements, we issued a total of 1,000,000 shares of our common stock, par value $.001 per share, to CLI as compensation for services rendered.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 7.01 Regulation FD Disclosure.

On January 12, 2010 we issued a press release regarding the Company’s SAA Agreement described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 12, 2010 we issued a press release regarding the Company’s Sciacca Agreement described in Item 1.01 above. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

NUMBER	EXHIBIT
10.1	Agreement with Creative Licensing, Inc. dated December 31, 2009.
10.2	Agreement with Roy Sciacca
99.1	Press Release announcing agreement with Creative Licensing, Inc.
99.2	Press Release announcing Consulting Agreement with Roy Sciacca.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer